Exhibit 99.1

Jerash Holdings to Announce Fiscal Third Quarter Results on February 10

Fairfield, New Jersey – February 4, 2021 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company”) announced that it will release financial results for its fiscal third quarter, ended December 31, 2020, on February 10, 2021, before the market opens. The Company will subsequently conduct a conference call and webcast to review its results at 9:00 a.m. Eastern Time on February 10, 2021.

Interested parties can access the conference call by dialing +1-201-689-8049. The conference ID is 39860. Callers should dial in at least five minutes prior to the conference call start time.

A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com. The webcast archive replay will be available approximately two hours after conclusion of the live call.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, New Balance, G-III, American Eagle, and VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.). Its production facilities comprise four factory units, one workshop, and three warehouses and it currently employs approximately 4,200 people. The total annual capacity at its facilities was approximately 12.0 million pieces as of December 31, 2020. Additional information is available at www.jerashholdings.com.

Contact:

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com